                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             RehabCare Group, Inc.
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:



       ------------------------------------------------------------------------

                          REHABCARE(R)
                          ------------
                      REHABCARE GROUP, INC.
                      ---------------------
                     7733 FORSYTH BOULEVARD
                           SUITE 1700
                   ST. LOUIS, MISSOURI 63105



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD JUNE 26, 1996


Dear Stockholder:

          The Annual Meeting of Stockholders of RehabCare Group, Inc. ("RehabCare") will be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri on June 26, 1996, at 8:00 a.m., local time, for the following purposes:

          1. To elect seven directors to hold office until the next Annual Meeting or until their successors shall have been duly elected and qualified.

          2.   To act upon a proposal to adopt the RehabCare
               Group, Inc. 1996 Long-Term Performance Plan.

          3. To transact any and all other business that may properly come before the Annual Meeting or any adjournment thereof.

          Only stockholders of record of RehabCare at the close of business on May 3, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

          WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. THE MAILING OF AN EXECUTED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING.



                              James M. Usdan
                              President and Chief
                              Executive Officer

May 24, 1996

                          REHABCARE(R)
                          ------------
                     REHABCARE GROUP, INC.
                     ---------------------
                     7733 FORSYTH BOULEVARD
                           SUITE 1700
                   ST. LOUIS, MISSOURI 63105

                         PROXY STATEMENT
                               FOR
                 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD JUNE 26, 1996

                        -----------------

                       GENERAL INFORMATION

          This Proxy Statement is furnished to the stockholders of REHABCARE GROUP, INC. ("RehabCare"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri, on Wednesday, June 26, 1996, at 8:00 a.m., local time, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

          This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of RehabCare on or about May 24, 1996.

          The proxy set forth on the accompanying Proxy Card is being solicited by the Board of Directors of RehabCare. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of RehabCare at the principal offices of RehabCare or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

          RehabCare will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of RehabCare may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services.

          Only stockholders of record at the close of business on May 3, 1996, are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 4,661,384 shares of RehabCare
Common Stock issued and outstanding.

          Each outstanding share of RehabCare Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum (unless they are voted on another proposal brought before the meeting) or as voted for purposes of determining the approval of the stockholders on a particular proposal. Stockholders do not have the right to cumulate votes in the election of directors.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The following persons were known to management of RehabCare to be the beneficial owners of five percent or more of RehabCare Common Stock:

                                        NUMBER OF SHARES   PERCENT OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED     COMMON STOCK<F1>
- - ------------------------------------   ------------------  ----------------------
Connor, Clark & Company Ltd.<F2>             934,345               20.04%
  Scotia Plaza,
  40 King Street
  Suite 5110, Box 125
  Toronto, Ontario M5H 3Y2


Cowen & Company<F3>                          544,000               11.67%
  Financial Square
  New York, New York 10005


FMR Corp.<F4>                                447,500                9.60%
  82 Devonshire Street
  Boston, Massachusetts 02109

Richard C. Stoddard<F5>                      304,410                6.25%
  7733 Forsyth Boulevard
  Suite 1700
  St. Louis, Missouri 63105

James M. Usdan<F6>                           262,270                5.35%
  7733 Forsyth Boulevard
  Suite 1700
  St. Louis, Missouri  63105

- - ----------------------
<F1>   The percentage calculations are based upon 4,661,384 shares of RehabCare Common Stock outstanding at May 3, 1996, plus, with respect to Messrs. Stoddard and Usdan, the number of shares subject to options or conversion privileges exercisable by such stockholder on or prior to July 3, 1996.

<F2>   Based upon information set forth in Amendment No. 4 to
       Schedule 13G dated February 7, 1996, filed by the reporting person with the Securities and Exchange Commission. Connor, Clark & Company Ltd., an investment advisor registered under the Investor Advisors Act of 1940, reported shared voting and investment power with respect to all 934,345 shares reported as beneficially owned. Connor, Clark & Company Ltd. reported that it holds such shares on behalf of many clients, none of whose interests exceeds five percent or more of the RehabCare Common Stock, and that it does not have any economic or pecuniary interest in the securities held.

                                    - 2 -

<F3>   Based upon information set forth in Amendment No. 1 to
       Schedule 13G dated February 13, 1996, filed by the reporting person with the Securities and Exchange Commission. Cowen
       & Company, a broker-dealer registered under the Securities Exchange Act and an investment advisor registered under the Investment Advisors Act of 1940, reported shared voting power with respect to 362,000 shares and shared investment power with respect to all 544,000 shares reported as beneficially owned. Cowen & Company reported that, as a broker dealer and an investment advisor, it holds a portion of the shares on behalf of its clients, none of whose interests exceeds five percent or more of the outstanding shares of RehabCare Common Stock, and that it does not have an economic or pecuniary interest that exceeds five percent or more in the securities held.

<F4>   Based upon information set forth in a Schedule 13G dated
       February 14, 1996, filed by the reporting persons with the Securities and Exchange Commission. The Schedule 13G is a group filing of FMR Corp., the holding company of Fidelity Management & Research Company, an investment advisor registered under the Investment Advisors Act of 1940 and Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, of which Edward C. Johnson 3d and Abigail P. Johnson may be deemed to be controlling persons. This group of persons reported sole voting power with respect to 21,500 shares and sole investment power with respect to all of the shares.
       The group reported that Fidelity Low-Priced Stock Fund reported beneficial ownership of 426,000 shares, or 9.14% of the outstanding shares of RehabCare Common Stock, at May 3, 1996.

<F5>   Total includes 4,940 shares held by trusts of which Mr.
       Stoddard's children are beneficiaries, as to which shares Mr. Stoddard has no voting or investment power, 200,470 shares deemed to be beneficially owned by Mr. Stoddard by virtue of his right to convert into RehabCare Common Stock RehabCare's Convertible Subordinated Promissory Note and 11,294 shares deemed to be beneficially owned by trusts of which Mr. Stoddard's children are beneficiaries by virtue of such trusts' right to convert into RehabCare Common Stock RehabCare's Convertible Subordinated Promissory Note, as to which shares Mr. Stoddard has no voting or investment power.

<F6>   Total includes 335 shares owned by Mr. Usdan's spouse, as to which shares Mr. Usdan has no voting or investment power, 3,862 shares held for Mr. Usdan's account under RehabCare's 401(k) Plan and 8,063 shares held for Mr. Usdan's account under RehabCare's Executive Deferred Compensation Plan.

                 ITEM 1.  ELECTION OF DIRECTORS

          At the Annual Meeting, the holders of RehabCare Common Stock will vote on the election of seven directors to serve a term of one year until the 1997 Annual Meeting or until their successors shall have been duly elected and qualified. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of the seven nominees listed below, except as otherwise directed by the stockholder on the Proxy Card. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominees as designated by the Board of Directors. The seven nominees receiving the highest number of votes will be elected as directors of RehabCare. All nominees are currently directors of RehabCare. The Board of Directors recommends a vote "FOR" the election of each of the nominees as a director.

          In connection with RehabCare's acquisition of Healthcare Staffing Solutions, Inc. and HCH, Inc. (collectively "Health Tour") on March 1, 1996, RehabCare agreed in the stock purchase agreement to create as of the closing date of the acquisition an additional directorship and to appoint Richard C. Stoddard as a director of RehabCare. RehabCare further agreed to include Mr. Stoddard in the slate of nominees to be presented for election to the RehabCare stockholders at the annual stockholders' meetings in 1996 and 1997. In the event that Mr. Stoddard's employment with RehabCare has been terminated due to disability, Mr. Stoddard shall be entitled to designate another individual (with the approval of RehabCare) for nomination to the stockholders as a director for such annual meetings. The obligation to nominate Mr. Stoddard or his designee at such annual meetings shall terminate upon the termination of Mr. Stoddard's employment with RehabCare for any reason other than Mr. Stoddard's disability.

          The name, age, principal occupation or position and other directorships with respect to the nominees are set forth below. Unless otherwise indicated, each of the nominees has held the position or another executive position with the same entity shown or an affiliated entity for in excess of five years.

          WILLIAM G. ANDERSON, 63 - Director since 1991;
Consultant, Ernst & Young (public accountants).

          RICHARD E. RAGSDALE, 52 - Director since 1993; Chairman of the Board and Director, Community Health Systems, Inc. (hospital ownership and management); President, CompuCare Auto Diagnostic Center, Inc. (automobile service); Director, The Minirth Meier New Life Clinics, Inc. (psychiatric contract units); Chairman and Director since 1994, ProMedCo, Inc. (physician practice management).

          JOHN H. SHORT, PH.D., 51 - Director since 1991; Managing Partner, Phase II Consulting (health care and economic consulting).

          RICHARD C. STODDARD, 47 - Director since 1996; President of Health Tour, a wholly owned subsidiary of RehabCare (recruitment and placement of therapists for temporary assignments).

          H. EDWIN TRUSHEIM, 69 - Director since 1992; Retired
Chairman of the Board, General American Life Insurance Company
(life and health insurance); Director, Angelica Corporation,
Laclede Gas Company, Reinsurance Group of America, Incorporated and Venture Stores, Inc.

          JAMES M. USDAN, 46 - Director since 1991; President and
Chief Executive Officer of RehabCare.

          THEODORE M. WIGHT, 53 - Director since 1991; a General
Partner of the General Partners of Walden Investors and Pacific
Northwest Partners SBIC, L.P. (venture capital); Director, Eagle
Hardware & Garden, Inc. and Interlinq Software Corp.

                BOARD OF DIRECTORS AND COMMITTEES

          During the fiscal year ended February 29, 1996, the Board of Directors of RehabCare met eight times. Each director attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during fiscal 1996. The Board of Directors of RehabCare has standing Audit and Compensation Committees.

          The current members of the Audit Committee are Messrs. Anderson and Short. The Audit Committee met two times during fiscal 1996. The duties of the Audit Committee include selecting the independent auditors of RehabCare and negotiating the scope and cost of the audit and other services rendered to RehabCare by such auditors; meeting periodically with RehabCare's independent public accountants and management to review the work of each and to ensure that each is properly discharging its responsibilities; and reviewing RehabCare's audit policies and internal controls to determine whether such policies and controls are adequate and are being followed.

          The Compensation Committee reviews and recommends the salaries of all executive officers of RehabCare to the Board of Directors and authorizes all other forms of executive compensation. The current members of the Compensation Committee are Messrs. Trusheim, Ragsdale and Wight. The Compensation Committee met four times during fiscal 1996. The Compensation Committee is also responsible for the administration of all aspects of RehabCare's stock-based incentive plans.

                         DIRECTORS' FEES

          Directors who are not also employees of RehabCare receive a fee of $2,500 for each meeting of the Board of Directors attended in person. Such directors are also reimbursed for expenses incurred in connection with their attendance at Board meetings.

          Pursuant to the Directors' Stock Option Plan, on January 14 of each year each non-employee director on such date who has served as a director for at least ten months during the preceding plan year will be granted an option to acquire 10,000 shares of RehabCare Common Stock with a per share exercise price equal to the fair market value of a share of RehabCare Common Stock on the date of grant. Non-employee directors who do not serve a full ten months will receive an option for 1,000 shares of RehabCare Common Stock for each full calendar month of service as a director during the plan year. During the fiscal year ended February 29, 1996, the five non-employee directors each received an option for 10,000 shares of RehabCare Common Stock with an exercise price of $16.625 per share.

                SECURITY OWNERSHIP BY MANAGEMENT

          The following table sets forth, as of May 3, 1996, the beneficial ownership of RehabCare Common Stock by each director and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                             NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED<F1>    PERCENT OF CLASS<F2>
- - ------------------------                                   ----------------------    --------------------
William G. Anderson                                              45,000<F3>                  <F4>
Richard E. Ragsdale                                              89,903<F3>                  1.91%
John H. Short, Ph.D                                              40,000<F3>                  <F4>
Richard C. Stoddard                                             304,410<F5>                  6.25%
H. Edwin Trusheim                                                36,000<F3>                  <F4>
James M. Usdan                                                  262,270<F6><F9>              5.35%
Theodore M. Wight                                               110,000<F7>                  2.35%
Alan C. Henderson                                               101,219<F8><F9>              2.13%
Keith L. Goding                                                  15,250<F9><F10>             <F4>
Hickley M. Waguespack                                            38,460<F9>                  <F4>
All directors and executive officers as a group (10 persons)  1,042,512<F9>                 19.27%

- - -----------------------
<F1>    Except as otherwise noted, each individual has sole voting and investment power with respect to the shares listed beside his name.


                                    - 5 -

<F2>    Based upon 4,661,384 shares of RehabCare Common Stock
        issued and outstanding as of May 3, 1996 and, for each director or executive officer or the group, the number of shares subject to options or conversion rights exercisable by such director or executive officer or the group on or prior to July 3, 1996.

<F3>    Includes 35,000 shares subject to presently exercisable
        stock options.

<F4>    Less than one percent.

<F5>    Includes 4,940 shares held by trusts of which Mr.
        Stoddard's children are beneficiaries, as to which shares Mr. Stoddard has no voting or investment power, 200,470 shares deemed to be beneficially owned by Mr. Stoddard by virtue of his right to convert into RehabCare Common Stock RehabCare's Convertible Subordinated Promissory Note and 11,294 shares deemed to be beneficially owned by trusts of which Mr. Stoddard's children are beneficiaries by virtue of such trusts' right to convert into RehabCare Common Stock RehabCare's Convertible Subordinated Promissory Note, as to which shares Mr. Stoddard has no voting or investment power.

<F6>    Includes 335 shares owned by Mr. Usdan's spouse, as to
        which shares Mr. Usdan has no voting or investment power, 3,862 shares held for Mr. Usdan's account under RehabCare's 401(k) Plan and 8,063 shares held for Mr. Usdan's account under RehabCare's Executive Deferred Compensation Plan.

<F7>    Includes 20,000 shares subject to presently exercisable
        stock options. Total also includes 90,000 shares of RehabCare Common Stock deemed beneficially owned by Walden Investors, of which Mr. Wight is a general partner, and as to which shares Mr. Wight may be deemed to have shared voting and investment power.

<F8>    Includes 300 shares owned by Mr. Henderson's spouse as
        custodian for Mr. Henderson's children, as to which shares Mr. Henderson has no voting or investment power, 3,219 shares held for Mr. Henderson's account under RehabCare's 401(k) Plan and 2,000 shares held for Mr. Henderson's account under RehabCare's Executive Deferred Compensation Plan.

<F9>    Totals include 211,764, 237,500, 87,500, 15,000, 36,250 and
        748,014 shares subject to stock options or conversion rights held by Messrs. Stoddard, Usdan, Henderson, Goding and Waguespack, and all directors and executive officers as a group, respectively, that are either presently exercisable or which are exercisable prior to July 3, 1996.

<F10>   Includes 250 shares owned by a trust of which Mr. Goding is the trustee and the beneficiary.

                REPORT OF COMPENSATION COMMITTEE
                REGARDING EXECUTIVE COMPENSATION

GENERAL

          RehabCare's executive compensation program is administered by the Compensation Committee of the Board of Directors. During fiscal 1996, the Committee was composed of three non-employee directors, Messrs. Trusheim (Chairman), Ragsdale and
Wight.

          RehabCare's executive compensation policy is designed and administered to provide a competitive compensation program that will enable RehabCare to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive are aligned with the financial interests of the stockholders of RehabCare. In this manner, RehabCare will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of RehabCare's business and operations.

          RehabCare's executive compensation strategy has three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

BASE SALARY

          The Committee has determined the salary ranges for each of the executive officer positions of RehabCare based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. In considering the competitors in the market, RehabCare emphasizes publicly traded rehabilitation services companies with similar service and revenue profiles to RehabCare. RehabCare also looks at a combination of for-profit general hospitals and certain outpatient service providers to define the lower end of the compensation market and the larger publicly traded rehabilitation services companies (i.e. companies
                                                   ----
with annual revenues of $500 million or more) to define the upper limits of such market.

          The Committee's recent practice has been to establish a range of base salaries for particular executive officers within the range offered by the comparison group of companies so as to be able to attract and retain high quality people. The data utilized in determining such ranges is compiled from publicly available information regarding the comparison group of companies and from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

          During fiscal 1996, Messrs. Usdan and Henderson each had separate employment contracts with RehabCare that were entered into prior to the 1996 fiscal year. These employment contracts established an initial base salary for the respective executive officer, which base salary rate is to be reviewed for adjustment in May of each subsequent year. The Committee met in May 1995 to consider a base salary increase for Mr. Henderson based upon the performance evaluation and recommendation of the Chief Executive Officer. Base salary increases for Mr. Usdan, as the Chief Executive Officer, are based upon the performance evaluation conducted by the Committee and/or the Board of Directors.

          In connection with the Committee's annual evaluation of the base salaries of the executive officers of RehabCare, in May 1995 the Committee increased the respective annual base salary of Messrs. Usdan and Henderson by between 7% and 13% of such executive officer's previous annual base salary. Mr. Waguespack received a substantially larger increase in base salary to bring him to a level of base salary commensurate with his new responsibilities as Executive Vice President and Chief Operating Officer.

ANNUAL INCENTIVE COMPENSATION

          For services rendered during fiscal 1996, each of RehabCare's executive officers received cash bonuses upon the completion of such fiscal year. Depending on the position and duties of the executive officer, such cash bonuses may be awarded on performance-based criteria, a combination of performance-based criteria and a discretionary basis, or solely upon a discretionary basis. Bonuses based in whole or in part upon discretion are established through the recommendation of the executive officer's immediate superior and the Chief Executive Officer. Messrs. Usdan and Henderson have a performance-based annual cash bonus compensation component set forth in their respective employment contracts with RehabCare. Under the contractual provisions, the cash bonuses of Messrs. Usdan and Henderson for fiscal 1996 were based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses (hereinafter referred to as "EPS"). The cash bonuses for each such officer will range from 4% of such officer's base compensation during the applicable fiscal year for a 10% annual growth rate in EPS up to 100% of such officer's then current base salary for a 31% annual growth rate in EPS. For fiscal 1996, Messrs. Usdan and Henderson received cash bonuses under their contracts of $99,584 and $77,995, respectively. Messrs. Goding and Waguespack also received performance-based cash bonuses of $105,194 and $65,387 for fiscal 1996.

LONG-TERM INCENTIVE COMPENSATION

          The Committee believes that long-term incentive compensation is the most direct way of tying the executive compensation to increases in stockholder value. RehabCare's long-term incentive programs are both cash- and stock-based thereby providing a means through which executive officers will be incentivized to continue high quality performance with RehabCare over a long period of time while allowing such executive officers to build a meaningful investment in RehabCare Common Stock.

          Stock options were awarded to all executive officers as well as other key employees who were employed by RehabCare on the date of the initial public offering of its Common Stock in June 1991, with the number of shares subject to such options based upon the level of responsibility of the recipient. Executive officers and other eligible employees who joined RehabCare after the initial public offering date were also granted options to purchase shares of RehabCare Common Stock shortly after their dates of employment based upon their respective level of duties. Mr. Goding was granted an option to purchase 60,000 shares of RehabCare Common Stock upon his commencement of employment with RehabCare in February 1995 as Executive Vice President and Chief Development Officer. The Board of Directors, upon the recommendation of the Committee, has given the Chief Executive Officer the authority to grant newly hired employees of RehabCare options to purchase up to 10,000 shares of RehabCare Common Stock. Each option has an exercise price equal to the fair market value of RehabCare Common Stock on the date of grant and has a term of ten years.

          In addition, the Committee from time to time has evaluated the level of long-term incentives provided to each of the executive officers of RehabCare and each officer's relative contributions to corporate performance. Based upon such evaluation, the Committee has approved grants of additional options to certain executive officers of RehabCare. In recognition of his increased authority and responsibility upon being appointed Executive Vice President and Chief Operating Officer, Mr. Waguespack was granted an option in March 1995 to purchase 60,000 shares of RehabCare Common Stock.

          In October 1992, the Board of Directors, upon the recommendation of the Committee, entered into supplemental cash bonus agreements with certain of the executive officers who had served RehabCare continually since before the initial public offering. The purpose of the agreements was to reward these executive officers for their outstanding past performances through the date of the agreements as well as to establish incentives to continue in the service of RehabCare for the long-term future. The Committee viewed this bonus program as a one-time grant to long-time executives in recognition of their efforts in establishing RehabCare as a publicly traded company. See "Compensation of Executive Officers - Employment Arrangements."

          The Committee believes that the combination of the two long-term incentive programs, along with the 1996 Long-Term Performance Plan being submitted for approval of the stockholders at the Annual Meeting, gives the participating officers a balance between cash incentives for continuation of service over a period of years and equity appreciation incentives from the stock-based grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

          Mr. Usdan's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally as well as by reference to Mr. Usdan's employment contract with RehabCare. The total compensation package of Mr. Usdan is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. A substantial portion of Mr. Usdan's cash compensation for the year is incentive-based and is therefore at risk to the extent that RehabCare does not meet or exceed the pre-established EPS growth objectives included in his employment contract.


                     COMPENSATION COMMITTEE

  H. EDWIN TRUSHEIM    RICHARD E. RAGSDALE       THEODORE M. WIGHT


               COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth the compensation of each executive officer of RehabCare as of February 29, 1996 for each of the last three fiscal years:

                                                                                Long Term
                                                 Annual Compensation           Compensation
                                                 -------------------           ------------
                                                                                 Securities
                                                                                 Underlying              All Other
Name and Principal Position         Year      Salary ($)     Bonus($)<F1>      Options/SARs(#)      Compensation($)<F2>
- - ---------------------------         ----      ----------     ------------      ---------------      -------------------
James M. Usdan, President           1996       $220,833        $281,584               --/--                $4,739
and Chief Executive Officer         1995        195,000         272,590               --/--                 3,785
                                    1994        166,875         243,198           75,000/--                 2,922

Alan C. Henderson,                  1996        172,958         150,995               --/--                 4,627
Executive Vice President            1995        161,458         157,223           10,000/--                 3,730
and Chief Financial Officer         1994        154,158         147,884           10,000/--                 2,725

Keith L. Goding, Executive          1996        145,000         105,194               --/--                   483
Vice President and Chief            1995         12,083             --            60,000/--                   --
Development Officer<F3>

Hickley M. Waguespack,              1996        145,000          83,387           60,000/--                 3,070
Executive Vice President            1995        100,580          56,459            2,500/--                 2,234
and Chief Operating
Officer<F4>

- - --------------------


                                    - 9 -

<F1> Totals for fiscal 1996 include $182,000, $73,000 and $18,000 payable to Messrs. Usdan, Henderson and Waguespack, respectively, pursuant to supplemental cash bonus agreements between RehabCare and the named executive officer.

<F2> Totals for fiscal 1996 in respect of Messrs. Usdan, Henderson,
     Goding and Waguespack include amounts contributed by RehabCare pursuant to the matching portion of RehabCare's 401(k) Plan.

<F3> Mr. Goding was appointed Executive Vice President and Chief
     Development Officer effective February 10, 1995. Prior thereto, Mr. Goding was employed by a company unaffiliated with RehabCare and, thus, no disclosure with regard to executive compensation of Mr. Goding is provided for any period prior to his employment with RehabCare.

<F4> Mr. Waguespack was appointed Executive Vice President and
     Chief Operating Officer effective March 1, 1995. During fiscal 1995, Mr. Waguespack served as Senior Vice President of RehabCare. Pursuant to applicable rules of the Securities and Exchange Commission, no disclosure of executive compensation of Mr. Waguespack is provided with respect to years prior to fiscal 1995.

EMPLOYMENT ARRANGEMENTS

          RehabCare currently has separate employment agreements with each of James M. Usdan, President and Chief Executive Officer, and Alan C. Henderson, Executive Vice President and Chief Financial Officer, with terms through April 30, 1996, and automatically renewable thereafter for successive one-year terms unless terminated by either party. The agreements provide for minimum annual base salaries of $150,000 for Mr. Usdan and $135,000 for Mr. Henderson and annual cash bonuses based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses. The cash bonuses will range from 4% of the officer's base compensation for a 10% annual growth rate up to 100% of base compensation for a 31% annual growth rate. Each agreement provides for severance pay upon termination by RehabCare equal to one year's base salary plus the officer's pro rata bonus for the year of termination, and for a one-year covenant not to compete on the part of the officer. In addition, upon a change in control of RehabCare (as defined in the agreements), all unvested options held by the officer will immediately vest.

          Each of Messrs. Usdan, Henderson and Waguespack has a separate termination agreement with RehabCare under which such executive officer will be paid severance benefits in the event that his employment with RehabCare is "terminated" by RehabCare within three years of a "change in control" of RehabCare but prior to such executive officer reaching the age of 65. Each agreement is for a term of three years and, unless there is a prior "change in control," each agreement will be subject to an automatic extension each year for an additional year, except if RehabCare gives a 60-day written notice to the executive officer that the term will not be so extended.

          The termination compensation agreements of Messrs. Usdan and Henderson would require a lump-sum cash payment in an amount equal to 2.99 times the executive officer's average annual compensation for the five full fiscal years preceding the fiscal year in which the termination occurs. The agreement of Mr.
Waguespack would require a lump-sum cash payment in an amount equal to such executive officer's then-current annual rate of compensation. In the case of Messrs. Usdan and Henderson, if payment of the foregoing amounts and any other benefits received or receivable upon termination after a "change in control" would subject such executive officer to the payment of a federal excise tax, the total amount payable by RehabCare to such executive officer shall be increased by an amount sufficient to provide such executive officer (after satisfaction of all excise taxes and federal and state income taxes attributable to such increased payment) with a net amount equal to the federal excise tax owed by the executive officer.

          "Change in control" is generally defined as (i) the acquisition by any person of beneficial ownership of 20% or more of the outstanding shares of RehabCare Common Stock or of the combined voting power in the election of directors; (ii) the replacement of the majority of the existing directors or persons nominated for election as directors by the incumbent Board of Directors; (iii) approval by the stockholders of RehabCare of a reorganization, merger or consolidation unless following such transaction control of the surviving company does not change through changes in the beneficial ownership of the securities or membership on the Board of the surviving corporation; or (iv) approval by the stockholders of RehabCare of a complete liquidation or dissolution of RehabCare or the sale of substantially all of the assets of RehabCare. "Termination" generally includes any event which ends the executive officer's employment relationship with RehabCare, other than a termination due to the death, disability or retirement of the executive officer, a termination by RehabCare for "cause" or a termination by the executive officer for other than "good reason." "Cause" is generally defined as (i) the willful and continued failure (after demand by RehabCare) to substantially perform the duties of the office other than due to physical or mental incapacity of the executive officer or (ii) the willful engagement in misconduct by the executive officer that is materially injurious to RehabCare. "Good reason" is generally defined as (i) the assignment of duties inconsistent with the executive officer's position, duties, responsibilities and status immediately prior to a "change in control"; (ii) a reduction in the executive officer's current base salary; (iii) failure to continue the executive officer's then-current participation level in RehabCare's bonus, compensation or other benefit plans; (iv) the geographic relocation of the executive officer; or (v) any breach of the agreement.

          In October 1992, the Board of Directors, upon the recommendation of RehabCare's Compensation Committee, entered into supplemental cash bonus agreements with each of Messrs. Usdan, Henderson and Waguespack in the individual amounts of $700,000, $280,000, and $70,000, respectively, and $1,050,000 in the aggregate. The purpose of the agreements was to reward these individual executive officers for their efforts in establishing RehabCare as a publicly traded company as well as to establish incentives for them to continue in the service of RehabCare for the long-term future. The individual agreements assign a cash bonus amount to the eligible executive officer based upon level of responsibility. The bonuses vest on a monthly basis beginning in March 1993 and continuing through February 1997. The full bonus amounts will vest earlier upon the first to occur of (i) the executive officer's death or disability; (ii) an involuntary termination of the executive officer's employment after a "change in control" (as defined in the agreements); or (iii) one year after a change in control. The vested portion of the executive officer's bonus becomes payable within 30 days of the earlier of the termination of the executive officer's employment with RehabCare or October 15, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth information concerning stock option grants made in the fiscal year ended February 29, 1996 to the individuals named in the Summary Compensation Table:

                                                                                        POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                        ANNUAL RATE OF
                                                                                        STOCK PRICE
                                                                                        APPRECIATION
                                            INDIVIDUAL GRANTS VALUE                     FOR OPTION TERM
                           ----------------------------------------------------------   --------------------
                           NUMBER OF       PERCENT OF
                           SECURITIES      TOTAL
                           UNDERLYING      OPTIONS
                           OPTIONS         GRANTED         EXERCISE OR
                           GRANTED         EMPLOYEES IN    BASE PRICE      EXPIRATION
     NAME                  (#)<F1>         FISCAL YEAR     ($/SH)          DATE           5%($)      10%($)
     ----                  ----------      ------------    -----------     ----------     -----      ------
James M. Usdan                 --               --             --              --           --         --
Alan C. Henderson              --               --             --              --           --         --
Keith L. Goding                --               --             --              --           --         --
Hickley M. Waguespack       60,000           50.0%           $12.25         3/10/05      $462,238   $1,171,401

- - ------------------
<F1> Options become exercisable with respect to 25% of the total number of shares subject to the option on the first anniversary date of the date of grant and will become exercisable with respect to an additional 25% of the total number of shares on each of such anniversary date in the following three years. The options terminate on the earlier of: ten years after grant; three months after termination of employment except in the case of death or total disability; or twelve months after termination for death or total disability. Upon a change in control of RehabCare, as described under "Employment Arrangements" herein, such options become fully exercisable.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

          The following table sets forth information concerning the number of exercisable and unexercisable stock options at February 29, 1996 as well as the value of such stock options having an exercise price lower than the last reported trading price on February 29, 1996 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.
No options were exercised by any of the named executive officers during the fiscal year ended February 29, 1996.

                                                          NUMBER OF
                                                          SECURITIES              VALUE OF
                                                          UNDERLYING              UNEXERCISED
                                                          UNEXERCISED             IN-THE-MONEY
                                                          OPTIONS AT              OPTIONS AT FISCAL
                      SHARES                              FISCAL YEAR-END (#)     YEAR-END($)<F1>
                      ACQUIRED ON          VALUE          EXERCISABLE/            EXERCISABLE/
   NAME               EXERCISE (#)         REALIZED ($)   UNEXERCISABLE           UNEXERCISABLE
   ----               ------------         ------------   -------------------     -----------------
James M. Usdan            --                   --         237,500/37,500         $1,020,313/$145,313
Alan C. Henderson         --                   --          87,500/12,500            383,906/62,969
Keith L. Goding           --                   --          15,000/45,000             61,875/185,625
Hickley M. Waguespack     --                   --          36,250/46,250            169,219/235,469

- - ---------------------
<F1> Based on a price per share of $17.375, being the last reported transaction price of RehabCare Common Stock on February 29, 1996.

                  STOCKHOLDER RETURN PERFORMANCE GRAPHS

          The following graphs compare the cumulative stockholder returns, including the reinvestment of dividends, of RehabCare Common Stock on an indexed basis with the NASDAQ Market Index and the Dow Jones Industry Group Index of Health-Care Providers ("HEA") for the period beginning June 26, 1991, the date that RehabCare became an independent public company, and ending February 29, 1996, and for the period beginning February 29, 1992, and ending February 29, 1996:


            COMPARISON OF CUMULATIVE TOTAL RETURN<F*>
      AMONG REHABCARE GROUP, INC., NASDAQ MARKET INDEX &
               DOW JONES INDUSTRY GROUP HEA INDEX

                             [GRAPH]

ASSUMES $100 INVESTED ON JUNE 26, 1991 IN REHABCARE GROUP, INC. COMMON STOCK, NASDAQ MARKET INDEX & DOW JONES INDUSTRY GROUP HEA INDEX

- - ------------------------------------------------------------------------------------------------------------------
                             JUNE 26,   FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,
                               1991         1992           1993           1994           1995           1996
- - ------------------------------------------------------------------------------------------------------------------
RehabCare Group, Inc.        100.00         77.00          81.00         101.00         103.00         141.00
- - ------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index          100.00        116.48         116.67         148.65         141.92         195.97
- - ------------------------------------------------------------------------------------------------------------------
Dow Jones Industry Group
HEA Index                    100.00        121.57         108.32         164.95         172.50         233.17
- - ------------------------------------------------------------------------------------------------------------------


                             [GRAPH]

ASSUMES $100 INVESTED ON FEBRUARY 29, 1992 IN REHABCARE GROUP, INC. COMMON STOCK, NASDAQ MARKET INDEX & DOW JONES INDUSTRY GROUP HEA INDEX

- - ------------------------------------------------------------------------------------------------------------------
                                        FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,
                                            1992           1993           1994           1995           1996
- - ------------------------------------------------------------------------------------------------------------------
RehabCare Group, Inc.                      100.00         105.19         131.17         133.77         183.12
- - ------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index                        100.00         100.16         127.62         121.84         168.24
- - ------------------------------------------------------------------------------------------------------------------
Dow Jones Industry Group
HEA Index                                  100.00          89.10         135.68         141.89         191.80
- - ------------------------------------------------------------------------------------------------------------------

<F*>TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

          ITEM 2.  PROPOSAL TO ADOPT THE REHABCARE GROUP, INC.
                     1996 LONG-TERM PERFORMANCE PLAN

          The Board of Directors has adopted, subject to approval by the stockholders of RehabCare, the RehabCare Group, Inc. 1996 Long-Term Performance Plan (the "Plan"), which provides for the granting of stock options and other stock-based awards. The Plan is in addition to RehabCare's 1987 Incentive Stock Option and 1987 Nonstatutory Stock Option Plans, which authorized the issuance of up to 1,000,000 shares of RehabCare Common Stock. At February 29, 1996, there were 5,215 shares available for grant under these prior plans. The total number of shares of RehabCare Common Stock to be issuable under the Plan is not to exceed 700,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting stockholders of RehabCare.

          The Board of Directors believes that the Plan advances the interests of RehabCare and its stockholders by encouraging key employees of RehabCare and its subsidiaries to acquire RehabCare Common Stock or to receive monetary payments based on the value of the Common Stock upon the achievement of certain goals that are mutually advantageous to RehabCare and its stockholders (such as increases in share price and/or growth rate in earnings per share), on the one hand, and the participating employees, on the other. The Board believes that the Plan will provide additional incentives toward the continuation of superior performance by its employees in the success of RehabCare and will enable RehabCare and its subsidiaries to attract and retain the services of its key employees. In order to allow the continuation of stock-based incentive programs at RehabCare, the Board of Directors recommends that the stockholders approve the Plan.

          The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), currently consisting of three directors of RehabCare, each of whom is a non-employee director of RehabCare. Members of the Committee are not eligible to receive a benefit under the Plan for a period of at least one year prior to appointment to the Committee and during the period that they serve on the Committee. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of RehabCare, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan.

DESCRIPTION OF PLAN

          Under the terms of the Plan, key employees of RehabCare and its subsidiaries as determined in the sole discretion of the Committee will be eligible to receive (a) stock appreciation rights ("SARs"), (b) restricted shares of RehabCare Common Stock ("Restricted Stock"), (c) performance awards ("Performance Awards"), and (d) stock options ("Stock Options") exercisable into shares of RehabCare Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          STOCK APPRECIATION RIGHTS. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, a payment equal to the difference between the fair market value of such stock on the date of surrender of the SAR and the "Base Price" established by the Committee at the time of grant, subject to any limitation imposed by the Committee on appreciation. The "Base Price" shall not be less than the fair market value of RehabCare Common Stock on the date of grant of the SAR. In the Committee's discretion, the value of a SAR may be paid in cash or RehabCare Common Stock, or a combination thereof. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Committee, a SAR may either be surrendered
(a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon expiration of such Stock Option. The term of any SAR shall be established by the Committee, but in no event shall a SAR be exercisable earlier than six months nor later than ten years from the date of grant.

          RESTRICTED STOCK. The Committee may issue shares of RehabCare Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Committee at the time of grant. In addition to any other restrictions or conditions that may be imposed on the Restricted Stock, shares of Restricted Stock may not be sold or disposed of for a period of six months after the date of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

          PERFORMANCE AWARDS. The Committee may grant Performance Awards consisting of shares of RehabCare Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued. In the event that a person who is required to file reports under Section 16 of the Securities Exchange Act of 1934 receives a Performance Award that includes shares of RehabCare Common Stock, such shares received may not be disposed of by such person until six months following the date of issuance.

          STOCK OPTIONS. Stock Options granted under the Plan shall entitle the holder to purchase RehabCare Common Stock at a purchase price established by the Committee, which price shall not be less than the fair market value of RehabCare Common Stock on the date of grant. The Committee shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options will generally not be exercisable earlier than six months nor later than ten years from the date of the grant, except that Stock Options will become immediately exercisable at any time after grant if more than 20% of the RehabCare Common Stock, business or assets are acquired by a person or affiliated group of persons without the approval of RehabCare's Board of Directors. Stock Options outstanding and unexercised at the time of the death or disability of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of twenty-four months after the date of such event. In the event of a holder's termination of employment as a result of retirement, qualifying incentive Stock Options shall terminate three months after such termination and all other Stock Options shall terminate twenty-four months after such termination unless, in each case, the expiration date of the option is an earlier date. In the event of a holder's termination of employment for reasons not otherwise referenced above, all outstanding Stock Options held by such person shall terminate three months after the date of such event or, if earlier, the expiration date of such options.

          There is no maximum or minimum number of shares for which a Stock Option may be granted; however, for any employee, the aggregate fair market value of RehabCare Common Stock subject to qualifying incentive Stock Options that are exercisable for the first time in any calendar year may not exceed $100,000.

          The Plan is to remain in effect until (a) all Common Stock reserved under the Plan shall have been purchased or acquired, (b) the Board terminates the Plan, or (c) June 26, 2006, whichever shall first occur. The Board may terminate the Plan at any time and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of RehabCare:
(a) increase the total amount of stock or the amount or type of benefit that may be issued under the Plan, (b) change the provisions of the Plan regarding the minimum purchase price of awards, or (c) modify the requirements as to eligibility for benefits. No amendment, modification or termination of the Plan shall in any manner adversely affect any award theretofore granted under the Plan, without the consent of the participant affected thereby.

FEDERAL INCOME TAX CONSEQUENCES

          No income will be realized by a participating officer or employee on the grant of an incentive Stock Option or a Stock Option which is not an incentive stock option ("non-qualified option"), the grant of a SAR or upon the award of Restricted Stock, and RehabCare will not be entitled to a deduction at such time. If a holder exercises an incentive Stock Option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise.
RehabCare will not be entitled to a deduction by reason of the exercise.

          If a holder disposes of the shares acquired pursuant to an incentive Stock Option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. RehabCare generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

          Upon the exercise of a non-qualified Stock Option or the surrender of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or Base Price, as the case may be, is ordinary income to the holder as of the date of exercise. RehabCare generally will be entitled to a deduction equal to such excess amount in the year of exercise.

          Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. RehabCare generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

          An officer or employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. RehabCare will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

          The complete text of the Plan is set forth in Appendix A to this Proxy Statement.

          The vote required to approve the Plan is a majority of the shares of RehabCare Common Stock present, in person or by proxy, and voting at the Annual Meeting. The Board of Directors recommends a vote "FOR" the approval of the RehabCare Group, Inc. 1996 Long-Term Performance Plan.

                      COMPLIANCE WITH SECTION 16(a)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires RehabCare's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of RehabCare Common Stock. To the knowledge of management, based solely on its review of the copies of such reports furnished to RehabCare, during the fiscal year ended February 29, 1996, all Section 16(a) filing requirements were met.

                     INDEPENDENT PUBLIC ACCOUNTANTS

          KPMG Peat Marwick LLP served as RehabCare's independent public accountants for the fiscal year ended February 29, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and such representatives will have the opportunity to make statements if they so desire.

                        PROPOSALS OF STOCKHOLDERS

          Proposals of stockholders intended to be present at the 1997 Annual Meeting of Stockholders must be received by the Secretary of RehabCare by not later than January 24, 1997 for consideration of inclusion in the Proxy Statement and Proxy Card for that meeting.

                              OTHER MATTERS

          As of the date of this Proxy Statement, the Board of Directors of RehabCare does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to the best interest of RehabCare on such matters.


                              James M. Usdan
                              President and Chief Executive Officer

May 24, 1996

                          REHABCARE GROUP, INC.                  APPENDIX A
                     1996 LONG-TERM PERFORMANCE PLAN             ----------


     1. PURPOSE. The purpose of this Plan is to encourage certain employees of the Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

     2. ADMINISTRATION. The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, none of whom have been eligible to receive a benefit under this Plan for a period of at least one year prior to appointment or during the period of appointment. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 700,000 shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. As used in this Section 3, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Committee approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

     4. PARTICIPANTS. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards

("Performance Awards"); (d) incentive stock options ("ISOs"); and (e) nonqualified stock options ("NQSOs"), all as described below.

     6. STOCK APPRECIATION RIGHTS. SARs may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an option, (2) in conjunction with the exercise of an option, (3) upon lapse of an option, (4) independent of an option or (5) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (1), (2) or (3) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 as amended and in effect from time to time (the "Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Securities Exchange Act of 1934, as amended. At the discretion of the Committee, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will expire in accordance with the terms established by the Committee. The following will apply upon exercise of a SAR:

     (a)  Exercise of SARs in Lieu of Exercise of Options.  SARs
          -----------------------------------------------
          exercisable in lieu of options may be exercised for all or part of the shares subject to the related option upon the exercise of the right to exercise an equivalent number of options. A SAR may be exercised only with respect to the shares for which its related option is then exercisable.

     (b)  Exercise of SARs in Conjunction with Exercise of Options.  SARs
          --------------------------------------------------------
          exercisable in conjunction with the exercise of options shall be deemed to be exercised upon the exercise of the related options.

     (c)  Exercise of SARs Upon Lapse of Options.  SARs exercisable upon
          --------------------------------------
          lapse of options shall be deemed to have been exercised upon the lapse of the related options as to the number of shares subject to the options.

     (d)  Exercise of SARs Independent of Options.  SARs exercisable
          ---------------------------------------
          independent of options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

     7. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

          (a) The purchase price, if any, will be determined by the Committee.

          (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a person who is subject to Section 16 of the Securities Exchange Act of 1934 (a "Reporting Person") shall, in addition to any other restrictions thereon, not be sold or disposed of for six months following the date of grant; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

          (c) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

          (d) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

          (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

     8. PERFORMANCE AWARDS. Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Committee. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person receives a Performance Award which includes Common Stock of the Corporation, such stock shall not be sold or disposed of for six months following the date of issuance pursuant to such award.

     9. INCENTIVE STOCK OPTIONS. ISOs shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted.
Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that whole number of shares of Common Stock having an aggregate fair market value on the date of exercise at least equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. ISOs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 24 months after such termination. If the optionee dies within 24 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 24-month period or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months.
However, in no event shall any ISO be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

     10. NONQUALIFIED STOCK OPTIONS. NQSOs shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that whole number of shares of Common Stock having an aggregate fair market value on the date of exercise at least equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. NQSOs will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option will be exercisable for 24 months after such termination. If the optionee dies within 24 months after termination of employment by retirement or disability, then the period of exercise following death shall be the remainder of the 24-month period or three months, whichever is longer. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a NQSO shall be subject to restrictions, and if so, the nature of the restrictions.

     11.  ADJUSTMENT PROVISIONS.

          (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          (c) The six-month holding periods in Sections 9 and 10 above shall not apply in the event that more than 20% of the Corporation's Common Stock, business, or assets are purchased or acquired by any person, firm, corporation, or group acting in concert and without agreement of the Corporation's Board of Directors. In such event, any such option or right shall be deemed exercisable upon grant and with no waiting period.

     12. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder); provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

          (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section 12, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

     13. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     14. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     15. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

     16. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors on April 23, 1996, and was approved by the stockholders of the Company on June 26, 1996.

                         REHABCARE GROUP, INC.

               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             JUNE 26, 1996

  The undersigned hereby appoints JAMES M. USDAN and ALAN C. HENDERSON, and each of them, with or without the other, proxies, with full power of substitution to vote as designated below, all shares of stock of RehabCare Group, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri, on Wednesday, June 26, 1996, at 8:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS:

   Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

   / / FOR all nominees listed below        / / WITHHOLD AUTHORITY to vote
       (except as written to the                for all nominees listed
       contrary below)                          below

William G. Anderson, Richard E. Ragsdale, John H. Short, Richard C. Stoddard,
        H. Edwin Trusheim, James M. Usdan and Theodore M. Wight

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
        WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

- - ------------------------------------------------------------------------
                        (continued, and to be signed, on the other side)

2. To act upon a proposal to adopt the RehabCare Group, Inc. 1996 Long-Term Performance Plan.

                / / FOR      / / AGAINST      / / ABSTAIN

3. In their discretion, upon any other business which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED AND "FOR" THE ADOPTION OF THE REHABCARE GROUP, INC. 1996 LONG-TERM PERFORMANCE PLAN.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     SIGN
                                     HERE _____________________________________
                                          (Please sign exactly as name appears
                                          hereon)

                                     SIGN
                                     HERE _____________________________________
                                          Executors, administrators, trustees,
                                          etc. should so indicate when signing

                                     Dated ____________________________________

                                    Appendix
                                    --------

     Page 13 of the printed Proxy contains two Stockholder Return Performance Graphs. The information contained in each graph is depicted in the table that follows each graph.